Execution Version

COUSINS PROPERTIES INCORPORATED
COUSINS PROPERTIES LP
FIRST SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT
Dated as of June 12, 2019
Re:    $125,000,000 3.78% Series 2019-A Senior Notes, Tranche A,
due July 6, 2027
and
$250,000,000 3.86% Series 2019-A Senior Notes, Tranche B,
due July 6, 2028
and
$275,000,000 3.95% Series 2019-A Senior Notes, Tranche C,
due July 6, 2029

4850-0623-1701 v20.docx
4295556

COUSINS PROPERTIES INCORPORATED
COUSINS PROPERTIES LP

Dated as of June 12, 2019

To the Purchaser(s) named in
Schedule A hereto
Ladies and Gentlemen:
This First Supplement to Master Note Purchase Agreement (this “Supplement”) is between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Company”) and Cousins Properties LP, a Delaware limited partnership (the “Co‑Obligor”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
Reference is hereby made to that certain Master Note Purchase Agreement dated as of April 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) between the Company, the Co‑Obligor and the purchasers listed on Schedule A thereto. All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company, the Co‑Obligor and each Additional Purchaser shall execute and deliver a Supplement.
The Company and the Co‑Obligor hereby, jointly and severally, agree with the Purchasers as follows:
1.    The Company and the Co‑Obligor have authorized the issue and sale of (i) $125,000,000 aggregate principal amount of their 3.78% Series 2019‑A Senior Notes, Tranche A, due July 6, 2027 (the “Tranche A Notes”), (ii) $250,000,000 aggregate principal amount of their 3.86% Series 2019‑A Senior Notes, Tranche B, due July 6, 2028 (the “Tranche B Notes”) and (iii) $275,000,000 aggregate principal amount of their 3.95% Series 2019‑A Senior Notes, Tranche C, due July 6, 2029 (the “Tranche C Notes”; and together with the Tranche A Notes and Tranche B Notes, the “Series 2019-A Notes”). The Series 2019-A Notes, together with the Series 2017 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2019-A Notes shall be substantially in the form set out in Exhibit 1-A, Exhibit 1-B and

Exhibit 1‑C hereto, respectively, with such changes therefrom, if any, as may be approved by the Purchaser(s), the Co‑Obligor and the Company.
2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company and the Co‑Obligor agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company and the Co‑Obligor, Series 2019-A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.
3.    The execution and delivery of this Supplement shall occur on June 12, 2019. The sale and purchase of the Series 2019-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, Chicago, IL 60614 at 10:00 A.M. Chicago time, at a closing (the “Closing”) on such day as is designated by the Company at least three (3) Business Days prior thereto, which date shall, in any event, be on or prior to August 28, 2019. At the Closing, the Company and the Co‑Obligor will deliver to each Purchaser the Series 2019-A Notes to be purchased by such Purchaser in the form of a single Series 2019-A Note (or such greater number of Series 2019-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Co-Obligor, with wire instructions to be provided by the Co-Obligor to the Purchaser at least three Business Days prior to the Closing date in accordance with Section 4. If, at the Closing, the Company and the Co‑Obligor shall fail to tender such Series 2019-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
The Company’s and the Co-Obligor’s obligation to issue and sell to each Purchaser the Notes to be sold to such Purchaser at the Closing is subject to and conditioned upon the consummation of the acquisition of TIER REIT, Inc. (the “Target”) by the Company or one or more of its Subsidiaries (the “Acquisition”) on or before the date of the Closing. Notwithstanding anything to the contrary in this Agreement, in the event that the Agreement and Plan of Merger, dated as of March 25, 2019 (the “Acquisition Agreement”), by and among the Company, Murphy Subsidiary Holdings Corporation, a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), and the Target shall be terminated in accordance with its terms prior to the consummation of the Acquisition, this First Supplement shall terminate and shall forthwith become void and be of no force and effect, without any liability on the part of any party (including, without limitation, with respect to the representations and warranties of the Company contained in this First Supplement and any and all information contained in the Memorandum or any other Disclosure Documents or otherwise), and the Purchasers, the Company and the Co-Obligor and their respective Affiliates shall each be permanently and irrevocably relieved of all obligations and liabilities under this First Supplement.
4.    The obligation of each Purchaser to purchase and pay for the Series 2019-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (giving effect to any changes to the representations and warranties set forth in the Note Purchase Agreement effectuated by this Supplement and to any changes to such conditions set forth below) with respect to the Series 2019-A Notes to be purchased at the Closing, and to the following additional conditions and changes:
(a)    The condition set forth in Section 4.1 of the Note Purchase Agreement shall be deemed, for purposes hereof, to be replaced by the following: Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company and the Co‑Obligor set forth in Section 5 of the Note Purchase Agreement (as amended by Exhibit A hereto) and the Guaranty shall be correct as of the date of Closing and the Company and the Co‑Obligor shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.
(b)    The Company and the Co‑Obligor shall have consummated the sale of the entire principal amount of the Series 2019-A Notes scheduled to be sold at the Closing pursuant to this Supplement.
(c)    The Company shall have consummated the Acquisition on or prior to the Closing, which shall be further confirmed in the Officer’s Certificate delivered pursuant to part 4(a) hereof.
(d)    Clause (a) of Section 4.4 of the Note Purchase Agreement shall be deemed, for purposes hereof, to be replaced by the following: “(a) from one or more counsel for the Note Parties, covering such matters as are customary for debt issuances similar to the issuance contemplated by this Supplement and are reasonably requested by such Purchaser and its counsel (and the Note Parties instruct their counsel to deliver such opinion to the Purchasers)”.

(f)    The reference to the “Purchaser Schedule” in Section 4.6 of the Note Purchase Agreement shall be deemed, for purposes hereof, to be replaced by the words “Schedule A to this Supplement”.
(e)     The reference to “Schedule 5.5” in Section 4.9 of the Note Purchase Agreement shall be deemed, for purposes hereof, to be replaced by the words “Schedule 5.5 to this Supplement, other than in connection with the Acquisition”.
5.    The provisions of Section 8 of the Note Purchase Agreement are applicable in all respects to the Series 2019-A Notes, provided that with respect to the Series 2019‑A Notes, Sections 8.1 and 8.6 are replaced by the following respective sections below:
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of the Tranche A Notes, the Tranche B Notes and Tranche C Notes shall be due and payable on the Maturity Date as reflected in the first paragraph thereof.
Section 8.6.    Make‑Whole Amount for the Series 2019-A Notes. The term “Make‑Whole Amount” means, with respect to any Series 2019-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2019-A Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Series 2019-A Note, the principal of such Series 2019-A Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Series 2019-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2019-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Series 2019-A Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page

PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2019-A Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2019-A Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360‑day year comprised of twelve 30‑day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2019-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2019-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Series 2019‑A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
6.    Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2019-A Notes by such Purchaser. Each Purchaser further represents and warrants that:
(a)    such Purchaser on the date hereof is an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series 2019-A Notes, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Series 2019-A Notes and is able to afford a complete loss of such investment; and
(b)    such Purchaser has reviewed the Disclosure Documents and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Series 2019-A Notes and the risks of investing in the Series 2019-A Notes; (b) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
7.    Notwithstanding any provision in the Note Purchase Agreement, from the date of this Supplement until the Closing hereunder shall have occurred, the Note Purchase Agreement, this Supplement and the Series 2019-A Notes may be amended, and the observance of any term hereof or of the Notes may be waived, only with the written consent of the Note Parties and the Purchasers.

8.    Subject to the terms of this Supplement, the Company, the Co‑Obligor and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement. The execution hereof shall constitute a contract between the Company, the Co‑Obligor and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
[Signature pages follow]

Accepted and agreed to as of the date
of this Supplement.

COUSINS PROPERTIES INCORPORATED

By
Name:
Title:

COUSINS PROPERTIES LP

By
Name:
Title:
Accepted and agreed to as of the date
of this Supplement.
[VARIATION]

By
Name:
Title:

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series 2019-A Notes to Be Purchased
[NAME OF PURCHASER]	$
(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.
(2) All notices of payments and written confirmations of such wire transfers:
(3) All other communications:

PURCHASER SCHEDULE
(to Supplement)

SUPPLEMENTAL REPRESENTATIONS
The Company and the Co‑Obligor represent and warrant to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all Material respects as of the date hereof with respect to the Series 2019-A Notes with the same force and effect as if each reference to “Series 2017 Notes” set forth therein was modified to refer the “Series 2019-A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the First Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
Section 5.3.    Disclosure. The Company and the Co‑Obligor, through their agent, Morgan Stanley and Wells Fargo Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2019 (the “Memorandum”), relating to the transactions contemplated by the First Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Note Purchase Agreement, the First Supplement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company and the Co‑Obligor prior to May 30, 2019 in connection with the transactions contemplated by the First Supplement and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 to the First Supplement (the Note Purchase Agreement, the First Supplement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to May 30, 2019 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, with respect to projected financial information, the Note Parties represent only that such information was prepared in good faith based on assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2018, there has been no change in the financial condition, operations, business or properties of any Note Party or any Subsidiary of any Note Party except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to any Note Party that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to the First Supplement contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such

EXHIBIT A
(to Supplement)

Subsidiary is a Guarantor, (ii) the Company’s Unconsolidated Entities, other than Subsidiaries, and (iii) the Company’s and the Co‑Obligor’s directors and executive officers, in each case as of the date of the First Supplement.
(b)    As of the date of the First Supplement, all of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non‑assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. Each Subsidiary which is a guarantor, co-borrower or otherwise liable pursuant to any Material Credit Facility is a Guarantor (other than the Co‑Obligor, which is issuing Notes hereunder with the Company).
(d)    As of the date of the First Supplement, no Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 to the First Supplement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Note Parties have delivered to each Purchaser copies of the financial statements of the Company and its Consolidated Entities listed on Schedule 5.5 to the First Supplement. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Consolidated Entities as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). As of the date of the First Supplement, the Company and its Consolidated Entities do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.9.    Taxes. The Note Parties and their Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction (taking into account any applicable extensions), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for filings of any tax return or payment of any such any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which a Note Party or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. To the best knowledge of the Company and the Co‑Obligor, there is no other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the charges, accruals and reserves on the books of the Note Parties and their Subsidiaries in respect of any Material U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Note Parties and their Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2017.
Section 5.13.     Private Offering by the Company. None of the Note Parties nor anyone acting on their behalf has offered the Series 2019-A Notes or any similar Securities for sale to, or solicited any offer to buy the Series 2019-A Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 80 other Institutional Investors, each of which has been offered the Series 2019-A Notes at a private sale for investment. No Note Party nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2019-A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company and the Co‑Obligor will apply the proceeds of the sale of the Series 2019-A Notes as set forth under the heading “Summary of Proposed Offering/ Use of Proceeds” of the Memorandum. No part of the proceeds from the sale of the Series 2019-A Notes under the First Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 to the First Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Note Parties and their Subsidiaries as of March 31, 2019 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantee thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Note Parties or their Subsidiaries (other than as permitted hereunder). None of the Note Parties nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness, the outstanding principal amount of which exceeds $25,000,000, of such Note Party or such Subsidiary and no event or condition exists with respect to any Indebtedness of such Note Party or any Subsidiary, the outstanding principal amount of which exceeds $25,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 1.19.     REIT Status.     As of the date of the First Supplement, the Company has no Consolidated Entities other than those specifically disclosed in Part (a) of Schedule 5.19 and had no material equity investments in any other Unconsolidated Entity or Investment Entity other than those specifically disclosed in Part (b) of Schedule 5.19. The Company qualifies as a REIT.

[FORM OF TRANCHE A NOTE]
COUSINS PROPERTIES INCORPORATED
COUSINS PROPERTIES LP
3.78% SERIES 2019-A SENIOR NOTE, TRANCHE A, DUE JULY 6, 2027
No. [_____]    [Date]
$[_______]    PPN 22279# AC8
FOR VALUE RECEIVED, the undersigned, COUSINS PROPERTIES INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia and Cousins Properties LP, a limited partnership organized and existing under the laws of the State of Delaware, hereby, jointly and severally, promise to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 6, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.78% per annum from the date hereof, payable semi-annually, on the 6th day of January and July in each year, commencing with [January 6, 2020][the January 6 or July 6 next succeeding the date hereof], and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on any unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.78% and (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.
This Note is one of a series of Series 2019-A Senior Notes (herein called the “Notes”) issued pursuant to a First Supplement dated as of June 12, 2019 to the Master Note Purchase Agreement, dated April 19, 2017 (as from time to time amended, restated and supplemented, including by the First Supplement, the “Master Note Purchase Agreement”), between the Company, the Co‑Obligor and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Master Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in

Exhibit 1-A

Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.
This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company, the Co‑Obligor and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COUSINS PROPERTIES INCORPORATED

By
Name:
Title:

COUSINS PROPERTIES LP

By
Name:
Title:

-1A- 2 -

-1A- 3 -

[FORM OF TRANCHE B NOTE]
COUSINS PROPERTIES INCORPORATED
COUSINS PROPERTIES LP
3.86% SERIES 2019-A SENIOR NOTE, TRANCHE B, DUE JULY 6, 2028
No. [_____]    [Date]
$[_______]    PPN 22279# AD6
FOR VALUE RECEIVED, the undersigned, COUSINS PROPERTIES INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia and Cousins Properties LP, a limited partnership organized and existing under the laws of the State of Delaware, hereby, jointly and severally, promise to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 6, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.86% per annum from the date hereof, payable semi-annually, on the 6th day of January and July in each year, commencing with [January 6, 2020][the January 6 or July 6 next succeeding the date hereof], and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on any unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.86% and (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.
This Note is one of a series of Series 2019-A Senior Notes (herein called the “Notes”) issued pursuant to a First Supplement dated as of June 12, 2019 to the Master Note Purchase Agreement, dated April 19, 2017 (as from time to time amended, restated and supplemented, including by the First Supplement, the “Master Note Purchase Agreement”), between the Company, the Co‑Obligor and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Master Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in

Exhibit 1-B

Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.
This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company, the Co‑Obligor and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COUSINS PROPERTIES INCORPORATED

By
Name:
Title:

COUSINS PROPERTIES LP

By
Name:
Title:

-1B- 2 -

-1B- 3 -

[FORM OF TRANCHE C NOTE]
COUSINS PROPERTIES INCORPORATED
COUSINS PROPERTIES LP
3.95% SERIES 2019-A SENIOR NOTE, TRANCHE C, DUE JULY 6, 2029
No. [_____]    [Date]
$[_______]    PPN 22279# AE4
FOR VALUE RECEIVED, the undersigned, COUSINS PROPERTIES INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Georgia and Cousins Properties LP, a limited partnership organized and existing under the laws of the State of Delaware, hereby, jointly and severally, promise to pay to [____________], or its registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 6, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.95% per annum from the date hereof, payable semi-annually, on the 6th day of January and July in each year, commencing with [January 6, 2020][the January 6 or July 6 next succeeding the date hereof], and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on any unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.95% and (ii) 2.0% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Master Note Purchase Agreement referred to below.
This Note is one of a series of Series 2019-A Senior Notes (herein called the “Notes”) issued pursuant to a First Supplement dated as of June 12, 2019 to the Master Note Purchase Agreement, dated April 19, 2017 (as from time to time amended, restated and supplemented, including by the First Supplement, the “Master Note Purchase Agreement”), between the Company, the Co‑Obligor and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Master Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in

Exhibit 1-C

Section 20 of the Master Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Master Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Master Note Purchase Agreement.
This Note is a registered Note and, as provided in the Master Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Master Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Master Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company, the Co‑Obligor and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COUSINS PROPERTIES INCORPORATED

By
Name:
Title:

COUSINS PROPERTIES LP

By
Name:
Title:

-1C- 2 -

-1C- 3 -

SCHEDULE 5.4
ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES
(i)    Subsidiaries:

Name	Jurisdiction	% of Shares	Guarantor (Yes/No)
1230 Peachtree Associates LLC	Georgia	100%	Yes
191 Peachtree Project LLC	Georgia	100%	No
250 Williams Street LLC	Georgia	100%	No
250 Williams Street Manager, LLC	Georgia	100%	No
50 Biscayne Venture, LLC	Delaware	88.25%	No
7000 Central Park Amenities LLC	Delaware	100%	No
7000 Central Park JV LLC	Delaware	100%	No
7000 Central Park Note LLC	Delaware	100%	No
7000 Central Park Propco LLC	Delaware	100%	No
Austin 300 Colorado Investor LLC	Georgia	100%	Yes
Blalock Lakes, LLC	Georgia	100%	No
C/W King Mill I, LLC	Georgia	75%	No
CCD 10 Terminus Place LLC	Georgia	100%	No
Cedar Grove Lakes, LLC	Georgia	100%	No
Cousins - Austin Portfolio Holdings, LLC	Delaware	100%	No
Cousins – One Congress Plaza Mezzanine, LLC	Delaware	100%	No
Cousins – One Congress Plaza, LLC	Delaware	100%	Yes
Cousins – San Jacinto Center LLC	Delaware	100%	Yes
Cousins 100 Mill Investor	Georgia	100%	Yes
Cousins 1200 Peachtree LLC	Georgia	100%	Yes
Cousins 214 N. Tryon LP	Delaware	100%	Yes
Cousins 222 S. Mill, LLC	Delaware	100%	Yes
Cousins 3060 Peachtree Sub, LLC	Delaware	100%	Yes
Cousins 3060 Peachtree, LLC	Delaware	100%	No
Cousins 3rd & Colorado LLC	Georgia	100%	No
Cousins 3rd W Peachtree LLC	Georgia	100%	No
Cousins 3WP Consulting LLC	Georgia	100%	No
Cousins 3WP Holdings LLC	Georgia	100%	No
Cousins 3WP Land LLC	Georgia	100%	No
Cousins 40867 Lake Forest, LLC	Delaware	100%	No
Cousins 550 South Caldwell LP	Delaware	100%	Yes

SCHEDULE 5.4

Name	Jurisdiction	% of Shares	Guarantor (Yes/No)
Cousins 777 Main Street LLC	Georgia	100%	No
Cousins 816 Congress LLC	Georgia	100%	No
Cousins 8th and 7th ATL LLC	Georgia	100%	Yes
Cousins 8th and West Peachtree LLC	Georgia	100%	Yes
Cousins Acquisitions Entity LLC	Georgia	100%	No
Cousins Aircraft Associates, LLC	Georgia	100%	No
Cousins Austin Partner, LLC	Delaware	100%	No
Cousins Austin, LLC	Delaware	100%	No
Cousins Avalon LLC	Georgia	100%	Yes
Cousins Brickell II, LLC	Delaware	100%	No
Cousins Carlton, LLC	Delaware	100%	No
Cousins CH Holdings LLC	Georgia	100%	Yes
Cousins CH Investment LLC	Georgia	100%	Yes
Cousins Colorado Investor LLC	Georgia	100%	Yes
Cousins Colorado Land LLC	Georgia	100%	No
Cousins Decatur Development LLC	Georgia	100%	No
Cousins Deerwood LLC	Delaware	100%	No
Cousins Employees LLC	Georgia	100%	No
Cousins Finance AZ, LLC	Delaware	100%	No
Cousins Forum Note LLC	Delaware	100%	No
Cousins Forum, LLC	Delaware	100%	No
Cousins FTC Charlotte LP	Georgia	100%	No
Cousins FTC Holding LLC	Georgia	100%	No
Cousins Fund II Buckhead, LLC	Delaware	100%	Yes
Cousins Fund II Closeout LLC	Georgia	100%	No
Cousins Fund II Orlando I, LLC	Delaware	100%	No
Cousins Fund II Philadelphia GP, LLC	Delaware	100%	No
Cousins Fund II Philadelphia I, LP	Delaware	100%	No
Cousins Fund II Phoenix I, LLC	Delaware	100%	Yes
Cousins Fund II Phoenix II, LLC	Delaware	100%	Yes
Cousins Fund II Phoenix III, LLC	Delaware	100%	Yes
Cousins Fund II Phoenix IV, LLC	Delaware	100%	Yes
Cousins Fund II Phoenix V, LLC	Delaware	100%	Yes
Cousins Fund II Phoenix VI, LLC	Delaware	100%	No
Cousins Fund II Tampa II, LLC	Delaware	100%	Yes
Cousins Fund II Tampa III, LLC	Delaware	100%	Yes
Cousins International Plaza I, LLC	Delaware	100%	Yes
Cousins International Plaza II, LLC	Delaware	100%	Yes
Cousins International Plaza III, LLC	Delaware	100%	Yes
Cousins International Plaza V Land, LLC	Delaware	100%	No
Cousins International Plaza VI Land, LLC	Delaware	100%	No

5.3-2

Name	Jurisdiction	% of Shares	Guarantor (Yes/No)
Cousins Jefferson Mill, LLC	Georgia	100%	No
Cousins King Mill, LLC	Georgia	100%	No
Cousins La Frontera LLC	Texas	100%	No
Cousins Lincoln Place Holdings LLC	Delaware	100%	No
Cousins Lincoln Place LLC	Delaware	100%	No
Cousins Millennia LLC	Delaware	100%	No
Cousins Murfreesboro LLC	Georgia	100%	No
Cousins NC Gen Partner LLC (fka Cousins FTC Manager LLC)	Georgia	100%	No
Cousins Northpark 400 LLC	Georgia	100%	Yes
Cousins Northpark 500/600 LLC	Georgia	100%	Yes
Cousins OF II, L.L.C.	Delaware	100%	No
Cousins One Capital City Plaza LLC	Delaware	100%	Yes
Cousins One Capital Manager, LLC	Delaware	100%	No
Cousins One Capital, LLC	Delaware	100%	No
Cousins OOC Manager LLC	Delaware	100%	No
Cousins OOC Owner LLC	Delaware	100%	No
Cousins Orlando Manager, LLC	Delaware	100%	No
Cousins Orlando, LLC	Delaware	100%	No
Cousins Phoenix VI, LLC	Delaware	100%	Yes
Cousins Properties LP	Delaware	98%	Yes
Cousins Properties Office Fund II, L.P.	Delaware	100%	Yes
Cousins Properties Palisades LLC	Texas	100%	No
Cousins Properties Services LLC	Texas	100%	No
Cousins Properties Sub, Inc.	Maryland	100%	No
Cousins Properties Waterview LLC	Texas	100%	No
Cousins Realty Services, LLC	Delaware	100%	No
Cousins Research Park V LLC	Georgia	100%	Yes
Cousins- San Jacinto Center Mezzanine, LLC	Delaware	100%	No
Cousins San Jose MarketCenter, LLC	Georgia	100%	No
Cousins South Tryon, LLC	Delaware	100%	No
Cousins Spring & 8th Streets LLC	Georgia	100%	No
Cousins Spring & 8th Streets Parent LLC	Georgia	100%	Yes
Cousins SUSP, LLC	Delaware	100%	No
Cousins Tampa Sub, LLC	Delaware	100%	Yes
Cousins Tampa, LLC	Delaware	100%	No
Cousins TBP, LLC	Delaware	100%	Yes
Cousins Terminus LLC	Delaware	100%	Yes
Cousins Tiffany Springs MarketCenter LLC	Georgia	100%	No
Cousins Tower Place 200 LLC	Delaware	100%	Yes
Cousins TRS Austin Amenities, LLC	Delaware	100%	No

5.3-3

Name	Jurisdiction	% of Shares	Guarantor (Yes/No)
Cousins TRS Services LLC	Georgia	100%	Yes
Cousins Victory Investment LLC	Georgia	100%	Yes
Cousins W. Rio Salado, LLC	Delaware	100%	Yes
Cousins, Inc.	Alabama	100%	No
Cousins/Myers II, LLC	Delaware	75% Operating/80% Capital (to be dissolved in 2017 – no further liabilities or assets)	No
Cousins-Austin Portfolio Holdings, LLC	Delaware	100%	No
CP - Forsyth Investments LLC	Georgia	100%	No
CP - Tiffany Springs Investments LLC	Georgia	100%	No
CP 2100 Ross LLC	Georgia	100%	No
CP Lakeside 20 GP, LLC	Georgia	100%	No
CP Lakeside Land GP, LLC	Georgia	100%	No
CP Texas Industrial, LLC	Georgia	100%	No
CP Venture Three LLC	Delaware	100%	No
CPI 191 LLC	Georgia	100%	No
CPI Development Inc.	Georgia	100%	No
CPI Services LLC	Georgia	100%	No
CREC Property Holdings, LLC	Delaware	100%	No
CS Lakeside 20 Limited, LLLP	Texas	70%	No
CS Lakeside Land Limited, LLLP	Texas	70%	No
CS Lancaster LLC	Georgia	100%	No
CUZWAT Investments, LLC	Georgia	100%	No
DC Charlotte Plaza Investment LLC	Georgia	100%	Yes
DC Charlotte Plaza Manager LLC	Georgia	100%	No
FDG Deerwood North LLC	Delaware	100%	No
FDG Deerwood South LLC	Delaware	100%	No
HICO 100 Mill LLC	Delaware	90%	No
HICO 100 Mill TRS LLC	Delaware	90%	No
HICO Avalon II LLC	Delaware	90%	No
HICO Avalon LLC	Delaware	90%	No
IPC Investments LLC	Georgia	100%	No
King Mill Project I LLC	Georgia	100% owned by C/W King Mill I, LLC	No
Mahan Village LLC	Delaware	88%	No
Meridian Mark Plaza, LLC	Georgia	100%	No
New Land Realty, LLC	Georgia	100%	No
New TPG Four Points, LP	Texas	100%	No
One Ninety One Peachtree Associates LLC	Georgia	100%	No
OOC Holdings GP, LLC	Delaware	100%	No

5.3-4

Name	Jurisdiction	% of Shares	Guarantor (Yes/No)
Orlando Centre Syndication Partners JV LP	Delaware	100%	No
Pine Mountain Ventures, LLC	Georgia	100%	No
PKY 7000 Central Park Way LLC	Delaware	100%	No
PKY OOC GP, LLC	Delaware	100%	No
PKY OOC I LP, LLC	Delaware	100%	No
PKY OOC II LP, LLC	Delaware	100%	No
PKY OOC LLC	Delaware	100%	No
Sono Renaissance, LLC	Georgia	100%	No
TPG-New FP GP, LLC	Delaware	100%	No
TPG-New FP LP, LLC	Delaware	100%	No

(ii)    Unconsolidated Entities.
50 Biscayne Venture, LLC
AMCO 120 West Trinity LLC
AMCO 120 WT Holdings LLC
Austin 300 Colorado Project GP, LLC
Austin 300 Colorado Project LP
Bentwater Links, LLC
Carolina Square GP LLC
Carolina Square Holdings LP
Carolina Square Project LP
Charlotte Gateway Village, LLC
CL Realty, L.L.C.
Cousins Watkins, LLC
Crawford Long-CPI, LLC
DC Charlotte Plaza LLLP
EP I, LLC
EP II, LLC
HICO Victory Center LP
Seven Hills Homes, LLC
Temco Associates, LLC
Ten Peachtree Place Associates
Terminus Office Holdings LLC
Terminus Venture T100 LLC
Terminus Venture T200 LLC
Wildwood Associates

5.3-5

(iii)    Company’s and Co-Obligors Directors and Senior Officers:
Directors
S. Taylor Glover, Lead Independent Director of the Board of Directors
Charles T. Cannada
Edward M. Casal
Robert M. Chapman
M. Colin Connolly
Lawrence L. Gellerstedt III, Executive Chairman of the Board
Lillian C. Giornelli
Donna W. Hyland
Thomas G. Cousins, Chairman Emeritus

Executive Officers
Lawrence L. Gellerstedt III, Executive Chairman of the Board
M. Colin Connolly, President and Chief Executive Officer
Gregg D. Adzema, Executive Vice President and Chief Financial Officer
John S. McColl, Executive Vice President
Richard Hickson, Executive Vice President
Pamela F. Roper, Executive Vice President, General Counsel and Corporate Secretary
John D. Harris, Jr., Senior Vice President, Chief Accounting Officer, Treasurer and Assistant Corporate Secretary

5.3-6

SCHEDULE 5.5
FINANCIAL STATEMENTS

Annual Report on Form 10-K filed with the SEC for the annual period ended December 31, 2018.

Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2019.

SCHEDULE 5.5

SCHEDULE 5.15
EXISTING INDEBTEDNESS OF THE NOTE PARTIES AND THEIR SUBSIDIARIES

Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	Company's Share of Debt Maturities and Principal Payments ($ in thousands) 2019	2020	2021	2022	2023	Thereafter	Total Principal	Deferred Loan Costs	Total
Consolidated Debt												
Floating Rate												
Term Loan, Unsecured (LIBOR + 1.20%-1.70%) (1)	100%	3.69%	12/2/21	$ -	$ -	$ 250,000	$ -	$ -	$ -	$ 250,000	$ (1,077)	$ 248,923
Credit Facility, Unsecured (LIBOR + 1.05%-1.45%) (2)	100%	3.54%	1/3/23	-	-	-	-	56,400	-	56,400	-	56,400
Total Floating Rate Debt				-	-	250,000	-	56,400	-	306,400	(1,077)	305,323
Fixed Rate												
Senior Notes, Unsecured	100%	3.91%	7/6/25	-	-	-	-	-	250,000	250,000	(1,144)	248,856
Fifth Third Center	100%	3.37%	10/1/26	2,384	3,274	3,386	3,502	3,622	126,547	142,715	(499)	142,216
Colorado Tower	100%	3.45%	9/1/26	1,765	2,425	2,510	2,598	2,689	106,862	118,849	(714)	118,135
Senior Notes, Unsecured	100%	4.09%	7/6/27	-	-	-	-	-	100,000	100,000	(443)	99,557
Promenade	100%	4.27%	10/1/22	2,452	3,394	3,541	89,051	-	-	98,438	(208)	98,230
816 Congress	100%	3.75%	11/1/24	1,273	1,754	1,821	1,891	1,963	72,558	81,260	(459)	80,801
Meridian Mark Plaza	100%	6.00%	8/1/20	413	22,978	-	-	-	-	23,391	(35)	23,356
Total Fixed Rate Debt				8,287	33,825	11,258	97,042	8,274	655,967	814,653	(3,502)	811,151
Total Consolidated Debt				8,287	33,825	261,258	97,042	64,674	655,967	1,121,053	(4,579)	1,116,474
Unconsolidated Debt												
Floating Rate												
Carolina Square (LIBOR + 1.90%) (3)	50%	4.39%	5/1/19	37,324	-	-	-	-	-	37,324	-	37,324
300 Colorado (LIBOR + 2.25%) (4)	50%	4.74%	1/17/22	-	-	-	1	-	-	1	-	1
Total Floating Rate Debt				37,324	-	-	1	-	-	37,325	-	37,325
Fixed Rate												
Terminus 100	50%	5.25%	1/1/23	1,128	1,575	1,659	1,749	54,091	-	60,202	(49)	60,153
Terminus 200	50%	3.79%	1/1/23	626	863	896	931	35,350	-	38,666	(21)	38,645
Emory University Hospital Midtown Medical Office Tower	50%	3.50%	6/1/23	613	842	872	903	31,436	-	34,666	(99)	34,567
Total Fixed Rate Debt				2,367	3,280	3,427	3,583	120,877	-	133,534	(169)	133,365
Total Unconsolidated Debt				39,691	3,280	3,427	3,584	120,877	-	170,859	(169)	170,690
Total Debt				$ 47,978	$ 37,105	$ 264,685	$ 100,626	$ 185,551	$ 655,967	$ 1,291,912	$ (4,748)	$ 1,287,164
Total Maturities (5)				$ 37,324	$ 22,644	$ 250,000	$ 86,296	$ 176,891	$ 636,024	$ 1,209,179		
% of Maturities				3%	2%	20%	7%	15%	53%	100%

COUSINS PROPERTIES INCORPORATED
DEBT OUTSTANDING

SCHEDULE 5.15

As of March 31, 2019
($ in thousands)

(1) The spread over LIBOR at March 31, 2019 was 1.20%.
(2) As of March 31, 2019, the Company had $56.4 million drawn under the Credit Facility and had the ability to borrow $943.6 million of the $1 billion available. The spread over LIBOR at March 31, 2019 was 1.05%.
(3) The Company's share of the total borrowing capacity of the facility is $39.9 million. In April 2019, Carolina Square Holdings LP joint venture plans to execute the second of two one-year extensions for its associated construction loan, extending the maturity date to May 2020.
(4) The Company's share of the total borrowing capacity of the facility is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

5.15-2

5.15-3

SCHEDULE 5.19
CONSOLIDATED ENTITIES AND OTHER EQUITY INVESTMENTS

Part (a).        Consolidated Entities.
1230 Peachtree Associates LLC
191 Peachtree Project LLC
250 Williams Street LLC
250 Williams Street Manager LLC
7000 Central Park Amenities LLC
7000 Central Park JV LLC
7000 Central Park Note LLC
7000 Central Park Propco LLC
Austin 300 Colorado Investor, LLC
Blalock Lakes, LLC
C S Lancaster LLC
C/W King Mill I, LLC
CCD 10 Terminus Place, LLC
Cedar Grove Lakes, LLC
Cousins – One Congress Plaza Mezzanine, LLC
Cousins – One Congress Plaza, LLC
Cousins – San Jacinto Center LLC
Cousins 100 Mill Investor LLC
Cousins 1200 Peachtree LLC
Cousins 214 N. Tryon, LP
Cousins 222 S. Mill, LLC
Cousins 3060 Peachtree Sub, LLC
Cousins 3060 Peachtree, LLC
Cousins 3rd & Colorado LLC
Cousins 3rd W Peachtree LLC
Cousins 3WP Consulting LLC
Cousins 3WP Holdings LLC
Cousins 3WP Land LLC
Cousins 40867 Lake Forest, LLC
Cousins 550 South Caldwell, LP
Cousins 777 Main Street LLC
Cousins 816 Congress LLC
Cousins 8th and 7th ATL LLC
Cousins 8th and West Peachtree LLC
Cousins Acquisitions Entity LLC
Cousins Aircraft Associates, LLC

SCHEDULE 5.19

Cousins Austin Partner, LLC
Cousins Austin, LLC
Cousins Avalon LLC
Cousins Brickell II, LLC
Cousins Carlton, LLC
Cousins CH Holdings LLC
Cousins CH Investment LLC
Cousins Colorado Investor LLC
Cousins Colorado Land LLC
Cousins Decatur Development LLC
Cousins Deerwood LLC
Cousins Employees LLC
Cousins Finance AZ, LLC
Cousins Forum Note LLC
Cousins Forum, LLC
Cousins FTC Charlotte LP
Cousins FTC Holding LLC
Cousins Fund II Buckhead, LLC
Cousins Fund II Closeout LLC
Cousins Fund II Orlando I, LLC
Cousins Fund II Philadelphia GP, LLC
Cousins Fund II Philadelphia I, LP
Cousins Fund II Phoenix I, LLC
Cousins Fund II Phoenix II, LLC
Cousins Fund II Phoenix III, LLC
Cousins Fund II Phoenix IV, LLC
Cousins Fund II Phoenix V, LLC
Cousins Fund II Tampa II, LLC
Cousins Fund II Tampa III, LLC
Cousins International Plaza I, LLC
Cousins International Plaza II, LLC
Cousins International Plaza III, LLC
Cousins International Plaza V Land, LLC
Cousins International Plaza VI Land, LLC
Cousins Jefferson Mill, LLC
Cousins King Mill, LLC
Cousins La Frontera LLC
Cousins Lincoln Place Holdings LLC
Cousins Lincoln Place LLC
Cousins Millenia LLC
Cousins Murfreesboro LLC
Cousins NC General Partner LLC (fka Cousins FTC Manager LLC)

5.19-2

Cousins Northpark 400 LLC
Cousins Northpark 500/600 LLC
Cousins OF II, L.L.C.
Cousins One Capital City Plaza LLC
Cousins One Capital Manager LLC
Cousins One Capital, LLC
Cousins OOC Manager LLC
Cousins OOC Owner LLC
Cousins Orlando Manager, LLC
Cousins Orlando, LLC
Cousins Phoenix VI, LLC
Cousins Properties LP
Cousins Properties Office Fund II, L.P.
Cousins Properties Palisades, LLC
Cousins Properties Services LLC
Cousins Properties Sub, Inc.
Cousins Properties Waterview LLC
Cousins Realty Services, LLC
Cousins Research Park V LLC
Cousins- San Jacinto Center Mezzanine, LLC
Cousins San Jose MarketCenter LLC
Cousins South Tryon, LLC
Cousins Spring & 8th Streets LLC
Cousins Spring & 8th Streets Parent LLC
Cousins SUSP, LLC
Cousins Tampa Sub, LLC
Cousins Tampa, LLC
Cousins TBP, LLC
Cousins Terminus LLC
Cousins Tiffany Springs MarketCenter LLC
Cousins Tower Place 200 LLC
Cousins TRS Austin Amenities, LLC
Cousins TRS Services LLC
Cousins Victory Investment LLC
Cousins W. Rio Salado, LLC
Cousins, Inc.
Cousins/Myers II, LLC
Cousins-Austin Portfolio Holdings, LLC
CP 2100 Ross, LLC
CP Lakeside 20 GP, LLC
CP Lakeside Land GP, LLC
CP Texas Industrial, LLC

5.19-3

CP Venture Three LLC
CP-Forsyth Investments LLC
CPI 191 LLC
CPI Development Inc.
CPI Services LLC
CP-Tiffany Springs Investments LLC
CREC Property Holdings LLC
CS Lakeside 20 Limited, LLLP
CS Lakeside Land Limited, LLLP
CUZWAT Investments, LLC
DC Charlotte Plaza Investment LLC
DC Charlotte Plaza Manager LLC
FDG Deerwood North LLC
FDG Deerwood South LLC
HICO 100 Mill LLC
HICO 100 Mill TRS LLC
HICO Avalon II LLC
HICO Avalon LLC
IPC Investments LLC
King Mill Project I, LLC
Mahan Village LLC
Meridian Mark Plaza, LLC
Murphy Subsidiary Holdings Corporation
New Land Realty, LLC
New TPG Four Points LP
One Ninety One Peachtree Associates LLC
OOC Holdings GP, LLC
Orlando Centre Syndication Partners JV LP
Pine Mountain Ventures, LLC
PKY 7000 Central Park Way LLC
PKY OOC GP, LLC
PKY OOC I LP, LLC
PKY OOC II LP, LLC
PKY OOC LLC
Sono Renaissance, LLC
TPG – New FP GP LLC
TPG – New FP LP LLC

Part (b).    Unconsolidated Entities and Investment Entities.
Unconsolidated Entities:
50 Biscayne Venture, LLC

5.19-4

AMCO 120 WT Holdings LLC
AMCO 120 West Trinity LLC
Austin 300 Colorado Project GP, LLC
Austin 300 Colorado Project LP
Bentwater Links, LLC
Carolina Square Holdings LP
Carolina Square Project LP
Carolina Square GP LLC
Charlotte Gateway Village, LLC
CL Realty, L.L.C.
Cousins Watkins, LLC
Crawford Long-CPI, LLC
DC Charlotte Plaza LLLP
EP I, LLC
EP II, LLC
HICO Victory Center LP
Seven Hills Homes, LLC
Temco Associates, LLC
Ten Peachtree Place Associates
Terminus Office Holdings LLC
Terminus Venture T100 LLC
Terminus Venture T200 LLC
Wildwood Associates

Investment Entities:
ACP Peachtree Manager LLC
GRA Venture Fund LLC
TRG Columbus Development Venture, Ltd
TGR Land, L.P. (Temco investment entity)
TGR Golf, L.P. (Temco investment entity)

5.19-5